UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 6, 2014

EXTREME NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 Rio Robles
San Jose, California 95134

(Address of principal executive offices)

Registrant's telephone number, including area code:
(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Extreme Networks, Inc. is filing this Amended Current Report on Form 8-K/A to amend the fourth sentence of the Business Outlook paragraph of Exhibit 99.1 hereto as follows, “GAAP net loss is targeted to be between $16 million to $19 million, or $0.16 to $0.20 per diluted share.” The original press release contained an inadvertent typographical error that net income of $16 million to $19 million was expected, rather than the correct expected net loss range of $16 million to $19 million as was referenced on Extreme Networks’ management conference call with investors on May 6, 2014.

Item 2.02 Results of Operations and Financial Condition

On May 6, 2014, Extreme Networks, Inc. (the “Company”) issued a press release announcing certain financial results for the quarter ended March 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by Extreme Networks with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference to this Item and Exhibit 99.1 in such filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

99.1	Corrected Press Release dated May 6, 2014, announcing the financial results of Extreme Networks, Inc. for the quarter ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 6, 2014

EXTREME NETWORKS, INC.

By:	/s/ JOHN KURTZWEIL
John Kurtzweil
Senior Vice President, Chief Financial Officer, and Chief Accounting Officer